Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

Santa Clara, Calif.—February 3, 2016—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and year ended January 2, 2016.

Highlights for Fiscal 2015:

•	Revenues at the high end of guidance, up 15% from 2014

•	Gross margin improved 842bp, compared to 2014

•	Orders up 43% from 2014 – reflecting 40% and 47% increases in Thin-Film Equipment and Photonics, respectively

•	Achieved sign-off on first VERTEX™ system for display cover panel; received order on second system from a new Tier 1 customer

•	Achieved sign-off on first MATRIX™ PVD system for solar; received order on second system from a new Tier 1 customer

•	Passed key milestones of joint development program and received first MATRIX implant order from Tier 1 solar customer

•	Multiple contract awards in Photonics, and $25 million funding vehicle in place for next-generation sensor development

•	Upgrades, spares and services for the hard disk drive industry up over 130% from 2014

•	Executed $18.5 million in stock repurchases, bringing the cumulative total to $28.5 million at year-end out of a $30 million plan

“2015 was a year of execution on our strategic growth initiatives; and we made significant progress on all fronts,” commented Wendell Blonigan, president and chief executive officer of Intevac. “We won new Tier 1 customers in our growth markets for our Thin-Film Equipment business, we increased the program opportunity pipeline for Photonics, and raised revenue guidance each quarter based upon significant strengthening of upgrade business with our hard disk drive customers. We accomplished all this while demonstrating a disciplined approach to capital management and reducing R&D and SG&A expenses by 5% compared to 2014. We limited the decline in cash, restricted cash and investments, net of stock repurchases, to $3.5 million for the full year, well below our $5 million goal. As we enter 2016, we expect revenues for the year to be weighted toward the second half, as we continue to execute on our Thin-Film Equipment growth strategy. Based on our customers’ current factory build-out plans, continued traction and follow-on system orders will help us achieve our 2016 objective to be cash flow positive from operations.”

($ Millions, except per share amounts)	Q4 2015		Q4 2014
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$16.4	$16.4	$19.1	$19.1
Operating Loss	$(2.3)	$(2.2)	$(5.3)	$(5.6)
Net Loss	$(2.5)	$(2.4)	$(14.4)	$(5.2)
Net Loss per Share	$(0.12)	$(0.12)	$(0.62)	$(0.23)

	Year Ended January 2, 2016		Year Ended January 3, 2015
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$75.2	$75.2	$65.6	$65.6
Operating Loss	$(8.7)	$(8.8)	$(19.4)	$(19.3)
Net Loss	$(9.2)	$(9.3)	$(27.4)	$(18.0)
Net Loss per Share	$(0.41)	$(0.42)	$(1.16)	$(0.76)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges and (3) deferred tax asset valuation allowance. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2015 Summary

The net loss for the quarter was $2.5 million, or $0.12 per diluted share. This compares to a net loss of $14.4 million, or $0.62 per diluted share, in the fourth quarter of 2014. The non-GAAP net loss was $2.4 million, or $0.12 per share, compared to a non-GAAP net loss $5.2 million, or $0.23 per share, for the fourth quarter of 2014.

Revenues were $16.4 million, including $8.3 million of Thin-film Equipment revenues and Photonics revenues of $8.1 million. Thin-film Equipment revenues consisted of upgrades, spares and service. Photonics revenues included $1.4 million of research and development contracts. In the fourth quarter of 2014, revenues were $19.1 million, including $9.1 million of Thin-film Equipment revenues and Photonics revenues of $10.0 million, which included $2.3 million of research and development contracts.

Thin-film Equipment gross margin was 41.8% compared to (20.1)% in the fourth quarter of 2014 and 17.8% in the third quarter of 2015. The improvement from the fourth quarter of 2014 and the third quarter of 2015 reflected a higher mix of higher-margin upgrades and improved factory absorption.Thin-film Equipment gross margin in the fourth quarter of 2014 reflected a $3.1 million reserve against certain solar implant inventory, equivalent to 34.3 percentage points of margin. Thin-film Equipment gross margin in the third quarter of 2015 reflected the lower margin on the first MATRIX PVD system for solar panels.

Photonics gross margin was 39.6% compared to 44.4% in the fourth quarter of 2014 and 35.5% in the third quarter of 2015. The decline from the fourth quarter of 2014 was due to lower margins on technology development contracts and higher factory overhead due to the modified cost structure implemented in the second quarter of 2015. The improvement from the third quarter of 2015 was primarily due to improved sensor yields, offset in part by lower margins on technology development contracts. Consolidated gross margin was 40.7%, compared to 13.6% in the fourth quarter of 2014 and 26.7% in the third quarter of 2015.

R&D and SG&A expenses were $8.9 million, compared to $8.2 million in the fourth quarter of 2014 and $8.8 million in the third quarter of 2015.

Order backlog totaled $51.2 million on January 2, 2016, compared to $52.8 million on October 3, 2015 and $48.4 million on January 3, 2015. Backlog at January 2, 2016 and October 3, 2015 included three solar systems and one PVD display cover glass coating system. Backlog as of January 3, 2015 included one 200 Lean system, two solar systems and one PVD display cover glass coating system.

The company ended the year with $48.4 million of total cash, restricted cash and investments and $72.9 million in tangible book value.

The company repurchased 1.5 million shares of common stock for a total of $7.6 million during the fourth quarter. As of January 2, 2016 the company has repurchased 4.8 million shares for $28.5 million out of the $30 million plan announced in November of 2013.

Fiscal Year 2015 Summary

The net loss was $9.2 million, or $0.41 per share, compared to a net loss of $27.4 million, or $1.16 per share, for fiscal 2014. The non-GAAP net loss was $9.3 million or $0.42 per share, compared to the non-GAAP net loss of $18.0 million or $0.76 per share for fiscal 2014.

Revenues were $75.2 million, including $39.6 million of Thin-film Equipment revenues and Photonics revenues of $35.5 million, compared to revenues of $65.6 million, including $25.3 million of Thin-film Equipment revenues and Photonics revenues of $40.3 million for 2014.

Thin-film Equipment gross margin was 32.4%, compared to 0.7% in 2014. The improvement from 2014 reflected a higher level of revenue and improved factory absorption.Thin-film Equipment gross margin in 2014 reflected a $3.1 million reserve against certain solar implant inventory, equivalent to 12.3 percentage points of margin. Photonics gross margin was 37.9% compared to 42.9% in 2014, reflecting lower contractual pricing on Apache camera shipments and higher factory overhead due to the modified cost structure implemented in the second quarter of 2015. Consolidated gross margin was 35.0% compared to 26.6% in 2014.

R&D and SG&A expenses were $35.3 million compared to $37.0 million in 2014. Total operating expenses were $35.1 million compared to $36.8 million in 2014.

The company repurchased 3.4 million shares of common stock for a total of $18.5 million during fiscal 2015.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges and (3) deferred tax asset valuation allowance. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EST. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 19123979.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-Film Equipment and Photonics.

In our Thin-Film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™ and INTEVAC VERTEX™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the ability to leverage technology into new markets, customer penetration and adoption, and future revenue growth and profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and commercial success in adjacent markets and delays in shipping deposition systems or Photonics cameras, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except percentages and per share amounts)

	Three months ended		Year ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Net revenues
Thin-film Equipment	$8,308	$9,106	$39,622	$25,290
Photonics	8,090	9,956	35,538	40,260

Total net revenues	16,398	19,062	75,160	65,550
Gross profit	6,677	2,596	26,317	17,433
Gross margin
Thin-film Equipment	41.8%	(20.1)%	32.4%	0.7%
Photonics	39.6%	44.4%	37.9%	42.9%

Consolidated	40.7%	13.6%	35.0%	26.6%
Operating expenses
Research and development	4,150	3,015	15,661	15,832
Selling, general and administrative	4,723	5,150	19,638	21,205
Acquisition-related[1]	106	(269)	(244)	(250)

Total operating expenses	8,979	7,896	35,055	36,787

Total operating loss	(2,302)	(5,300)	(8,738)	(19,354)
Operating income (loss)
Thin-film Equipment	(2,119)	(6,327)	(9,345)	(22,008)
Photonics	1,146	2,336	5,206	8,932
Corporate	(1,329)	(1,309)	(4,599)	(6,278)

Total operating loss	(2,302)	(5,300)	(8,738)	(19,354)
Interest income and other income (expense), net	39	32	127	337

Loss before income taxes	(2,263)	(5,268)	(8,611)	(19,017)
Provision for income taxes	263	9,090	555	8,428

Net loss	$(2,526)	$(14,358)	$(9,166)	$(27,445)

Loss per share
Basic and Diluted	$(0.12)	$(0.62)	$(0.41)	$(1.16)
Weighted average common shares outstanding
Basic and Diluted	21,010	23,243	22,218	23,671

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	January 2, 2016	January 3, 2015
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$36,954	$51,080
Accounts receivable, net	12,310	12,087
Inventories	18,760	19,212
Prepaid expenses and other current assets	1,712	1,727

Total current assets	69,736	84,106
Long-term investments	9,673	17,542
Restricted cash	1,780	1,780
Property, plant and equipment, net	11,921	12,826
Intangible assets, net	3,112	3,966
Deferred income tax and other long-term assets	1,459	55

Total assets	$97,681	$120,275

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,950	$4,640
Accrued payroll and related liabilities	4,066	3,977
Other accrued liabilities	5,632	8,277
Customer advances	3,625	2,551

Total current liabilities	19,273	19,445
Other long-term liabilities	2,411	2,200
Stockholders’ equity
Common stock ($0.001 par value)	20	23
Additional paid-in capital	166,514	161,271
Treasury stock, at cost	(28,489)	(9,989)
Accumulated other comprehensive income	412	619
Accumulated deficit	(62,460)	(53,294)

Total stockholders’ equity	75,997	98,630

Total liabilities and stockholders’ equity	$97,681	$120,275

Note: Amounts as of January 3, 2015 are derived from the January 3, 2015 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	January 2, 2016	January 3, 2015	January 6, 2016	January 3, 2015
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(2,302)	$(5,300)	$(8,738)	$(19,354)
Change in fair value of contingent consideration obligations[1]	106	(269)	(244)	(250)
Restructuring charges[2]	—	—	148	288

Non-GAAP Operating Loss	$(2,196)	$(5,569)	$(8,834)	$(19,316)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(2,526)	$(14,358)	$(9,166)	$(27,445)
Change in fair value of contingent consideration obligations[1]	106	(269)	(244)	(250)
Restructuring charges[2]	—	—	148	288
Valuation allowance on deferred tax assets[3]	—	9,394	—	9,394
Income tax effect of non-GAAP adjustments[4]	—	—	—	—

Non-GAAP Net Loss	$(2,420)	$(5,233)	$(9,262)	$(18,013)

Non-GAAP Loss Per Diluted Share
Reported loss per diluted share (GAAP basis)	$(0.12)	$(0.62)	$(0.41)	$(1.16)
Change in fair value of contingent consideration obligations[1]	0.01	(0.01)	(0.01)	(0.01)
Restructuring charges[2]	—	—	0.01	0.01
Valuation allowance on deferred tax assets[3]	—	0.40	—	0.40
Non-GAAP Loss Per Diluted Share	$(0.12)	$(0.23)	$(0.42)	$(0.76)
Weighted average number of diluted shares	21,010	23,243	22,218	23,671

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for all periods presented include severance and other employee-related costs related to various restructuring programs.
[3]	In accordance with ASC Topic 740, Income Taxes, the company determined based upon an evaluation of all available objectively verifiable evidence, including but not limited to the company’s Singapore operations falling into a cumulative four year loss, that a non-cash valuation allowance should be established against its Singapore deferred tax assets which are comprised of accumulated and unused Singapore net operating losses and other temporary book-tax differences. The establishment of a non-cash valuation allowance on the company’s Singapore deferred tax assets does not have any impact on its cash, nor does such an allowance preclude the company from utilizing its tax losses or other deferred tax assets in future periods.
[4]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.